                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

             STATEMENTS OF COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                         Three Months Ended June 30,
                                                         ---------------------------
                                                             1998             1997
                                                             ----             ----
                                                           (Thousands of Dollars)

BASIC

Net income (loss)                                         $       152     $    (5,394)
                                                          ===========     ===========
Weighted average shares outstanding                         9,881,588       9,644,466
                                                          ===========     ===========

Basic earnings (loss) per share                           $       .02     $      (.56)
                                                          ===========     ===========

DILUTED

Net income (loss)                                         $       152     $    (5,394)
                                                          ===========     ===========

Weighted average number of shares used in calculating
  basic earnings (loss) per share                           9,881,588       9,644,466

ADD:

Dilutive impact of stock options                               40,797            --
                                                          -----------     -----------

Weighted average number of shares used in calculating
  diluted earnings (loss) per share                         9,922,385       9,644,466
                                                          ===========     ===========

Diluted earnings (loss) per share                         $       .02     $      (.56)
                                                          ===========     ===========


                                                                      Exhibit 11

                      ROY F. WESTON, INC. AND SUBSIDIARIES

             STATEMENTS OF COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                           Six Months Ended June 30,
                                                           -------------------------
                                                              1998           1997
                                                              ----           ----
                                                             (Thousands of Dollars)
BASIC

Net income (loss)                                         $       359     $    (4,998)
                                                          ===========     ===========

Weighted average shares outstanding                         9,881,226       9,651,794
                                                          ===========     ===========

Basic earnings (loss) per share                           $       .04     $      (.52)
                                                          ===========     ===========

DILUTED

Net income (loss)                                         $       359     $    (4,998)
                                                          ===========     ===========

Weighted average number of shares used in calculating
  basic earnings (loss) per share                           9,881,226       9,651,794

ADD:

Dilutive impact of stock options                               30,208            --
                                                          -----------     -----------

Weighted average number of shares used in calculating
  diluted earnings (loss) per share                         9,911,434       9,651,794
                                                          ===========     ===========

Diluted earnings (loss) per share                         $       .04     $      (.52)
                                                          ===========     ===========